HELIX TECHNOLOGY CORPORATION
                      Mansfield Corporate Center
                        Nine Hampshire Street
                      Mansfield, MA 02048-9171
           Telephone (508) 337-5111  --  Fax (508) 337-5175

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           April 20, 1995

	The Annual Meeting of Stockholders of the Company will be held on April 20, 1995, at 11:00 a.m. at the Bank of Boston, 100 Federal Street, Boston, Massachusetts, for the following purposes:

	1.	To elect a Board of Directors.

	2.	To amend the Company's Restated Certificate of Incorporation to provide for an increase in the number of authorized shares of Common Stock from 10,000,000 to 30,000,000.

	3.	To amend the Company's Restated Certificate of Incorporation to provide for an increase in the number of authorized shares of Preferred
Stock from 2,000,000 to 5,000,000.

	4.	To transact such other business as may properly come before the meeting.

	Only stockholders of record at the close of business on March 3, 1995, will be entitled to notice of and to vote at this meeting.



                                			Beverly L. Armell
			                                Secretary


Mansfield, Massachusetts
March 20, 1995

	IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.






                    HELIX TECHNOLOGY CORPORATION
                     Mansfield Corporate Center
                       Nine Hampshire Street
                     Mansfield, MA  02048-9171
            Telephone (508) 337-5111 - Fax (508) 337-5175

                           PROXY STATEMENT

	This Proxy Statement is furnished in connection with the solicitation of Proxies by the Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at the Bank of Boston, 100 Federal Street, Boston, Massachusetts, on April 20, 1995, at 11:00 a.m., and any adjournments thereof. The matters to be considered and acted upon at the meeting are set forth in the attached Notice of Annual Meeting. This Proxy Statement, the Notice of Annual Meeting, and the form of Proxy will first be sent to stockholders on or about March 20, 1995.

	The record date for the determination of stockholders entitled to notice of and to vote at the meeting has been fixed by the Board of Directors as the close of business on March 3, 1995. As of that date there were 9,670,842 shares of Common Stock, $1.00 par value per share (the "Common
Stock") of the Company outstanding and entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting.

	If the accompanying Proxy is signed and returned, the shares represented by the Proxy will be voted as specified in the Proxy. Where no choice is specified, the Proxy will be voted for all nominees for the Board of Directors. Stockholders who execute Proxies may revoke them by notifying Beverly L. Armell, the Secretary of the Company, at any time prior to the voting of the Proxies.

                               PROPOSAL ONE

                      ELECTION OF BOARD OF DIRECTORS

Nominees

	A board of seven (7) Directors will be elected by stockholders represented and entitled to vote at the meeting. Each Director shall be elected by a plurality of the votes cast at the Annual Meeting. Votes withheld, abstentions and non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) will not be counted. Directors will serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. Management does not contemplate that any of the nominees will be unable to serve as a Director for any reason, but if that should occur, the persons named in the form of Proxy shall have the right to vote according to their judgment for another person instead of such unavailable nominee. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF MESSRS. GABRON, BERMAN, LAUENSTEIN AND LEPOFSKY, AND DRS. SCHORR, SKINNER AND WRIGHTON TO THE BOARD OF DIRECTORS.

	The following information (except insofar as it is within the knowledge of the Company) has been obtained from the nominees:


                                                                              Shares of
                                                                              Common Stock
                                                                              of the Company
                              Principal                                       Beneficially                  Percent
                              Occupation                          Director    Owned as of                   of Shares
Name                    Age   or Employment                       Since       March 10, 1995(1)             Outstanding


R. Schorr Berman*       46    Administrator and                   1993        2,445,000(2)                  25.27%
                              Chief Executive Officer of
                              Memorial Drive Trust,
                              a Qualified Tax-Exempt
                              Retirement Trust, and
                              President and Chief Executive
                              Officer of MDT Advisers, Inc.

Frank Gabron*           64    Chairman of the Board               1980           40,260                        **
                              of the Company


Milton C. Lauenstein    69    Chairman of the Board               1977           46,000                        **
                              Telequip Corporation

Robert J. Lepofsky*     50    President and Chief                 1987          368,800(3)                  3.71%
                              Executive Officer of
                              the Company

Marvin G. Schorr        70    Chairman of the Board               1982           52,400                        **
                              Landauer, Inc.,
                              Tech/Ops Sevcon, Inc.,
                              and Tech/Ops Corporation

Wickham Skinner         71    Professor, Emeritus                 1972           35,000                        **
                              Harvard Business
                              School

Mark S. Wrighton        45    Provost and Ciba-Geigy              1990            1,200                        **
                              Professor of Chemistry
                              Massachusetts Institute
                              of Technology

___________________________________
*   Member of the Executive Committee.

**  Less than 1 percent of shares outstanding.

(1)	Under rules of the Securities and Exchange Commission, persons who have power to vote or invest in securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities.
Accordingly, beneficial ownership includes shares held in trust for minor children, but does not include shares owned separately by spouses and adult children where there is no direct benefit to the reporting person as determined by the facts of the particular case. Beneficial ownership also includes shares that each named individual has the right to acquire within 60 days from March 10, 1995, through the exercise of options. The amounts listed include shares under such options as follows: Mr. Berman 2,000; Mr. Gabron 6,000; Mr. Lauenstein 6,000; Mr.
Lepofsky 260,000; Dr. Schorr 6,000; and Dr. Skinner 6,000.

(2)	Includes 2,440,400 shares owned by Memorial Drive Trust of which Mr.
Berman is Administrator and Chief Executive Officer and with respect to which he has shared voting and investment power (see "Stockholdings of Principal Stockholders and Management" below). Mr. Berman disclaims beneficial ownership of these shares.

(3)	Includes 20,000 shares held by Mr. Lepofsky as trustee for his children, with respect to which shares Mr. Lepofsky disclaims beneficial ownership.


	Mr. Gabron has served as Chairman of the Board since January, 1981. He served as President of the Company from November 1980, to February 1987, and Chief Executive Officer of the Company from November 1980, to December 1988.


	Mr. Berman has served as Administrator and Chief Executive Officer of Memorial Drive Trust since 1992, and has also served as President of MDT Advisers, Inc., an investment and asset management company, since 1988, and, additionally, as Chief Executive Officer since 1993. From 1988 to 1992, Mr. Berman served as Assistant Administrator of Memorial Drive Trust. He currently serves as a Director of Arch Communications Group, Inc., and Acuity Imaging, Inc. In addition, he serves on the board of several privately held firms.


	Mr. Lauenstein is a management consultant. He served as Chairman of the Board of the Company from May 1979, to January 1981, and currently serves as Director of Tech/Ops Sevcon, Inc., and as Chairman of the Board of Telequip Corporation.


	Mr. Lepofsky has served as President of the Company since February 1987, and as Chief Executive Officer of the Company since January 1989. He was
Chief Operating Officer of the Company from December 1982, to December 1988, and was Senior Vice President from December 1982, to February 1987. Prior to December 1982, Mr. Lepofsky was a Vice President of the Company for two years.


	Dr. Schorr was President and Chief Executive Officer of Tech/Ops, Inc., from 1962 to 1987 and Chairman of the Board of that Company from 1981 to 1987. In 1987 Tech/Ops was reorganized into three companies: Landauer, Inc., Tech/Ops Sevcon, Inc., and Tech/Ops Corporation, of which the former two are publicly owned and the latter is privately owned. Dr. Schorr is Chairman of the Board of Directors of all three companies, which are manufacturers of technology-based products and services.


	Dr. Skinner is the James E. Robison Professor of Business Administration Emeritus at the Graduate School of Business Administration, Harvard
University, where he was a Professor for over 25 years. He serves as a Director of Wilevco, Inc., Somerset Industries, and Bath Iron Works.


	Dr. Wrighton was named Provost of Massachusetts Institute of Technology in October 1990, and holds the Ciba-Geigy Chair in Chemistry at M.I.T. He joined the faculty at M.I.T. in 1972 as Assistant Professor of Chemistry, was appointed Associate Professor in 1976 and Professor in 1977. From 1981 until 1989, he held the Frederick G. Keyes Chair in Chemistry and was Head of the Department of Chemistry from 1987 until 1990.
Dr. Wrighton also serves as a Director of Ionics, Inc., and O.I.S. Optical Imaging Systems, Inc.


COMMITTEES OF THE BOARD

	The Board of Directors has an Audit Committee consisting of Messrs. Berman, Gabron and Lauenstein, and a Human Resources and Compensation Committee consisting of Drs. Schorr, Skinner and Wrighton. The functions of the Audit Committee are to review the engagement of auditors, including the fee, scope, and timing of the audit and any other services rendered; to review policies and procedures with respect to internal controls; and to review the financial reporting process. The functions of the Human Resources and Compensation Committee include the review and approval of executive compensation and the administration and supervision of the Company's stock option and restricted stock plans. The Company does not have a nominating committee.

	During the year ended December 31, 1994, the Board of Directors held six meetings, the Audit Committee held three meetings and the Human Resources and Compensation Committee held two meetings. During the year, no Director attended fewer than 100 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which he served.


                        EXECUTIVE COMPENSATION


		The following table provides certain summary information concerning compensation paid by the Company for services in all capacities for fiscal years ended December 31, 1994, 1993 and 1992, to the Company's Chief
Executive Officer and each of the three other most highly compensated
Executive Officers of the Company (all four hereinafter referred to as the
"Named Executive Officers"):


                                     SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                               SECURITIES UNDERLYING
                                      ANNUAL COMPENSATION          STOCK OPTIONS     ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR   SALARY        BONUS           (SHARES)(1)      COMPENSATION(2)

Robert J. Lepofsky             1994   $270,000      $95,000             -               $ 5,755
President &                    1993    245,000       95,000             -                15,977
Chief Executive Officer        1992    235,000       60,000             -                16,018

Gerald J. Fortier              1994   $160,000      $24,000          8,000              $ 5,132
Vice President                 1993    156,000       20,000             -                17,830
                               1992    150,000       17,500             -                17,963

Robert E. Anastasi             1994   $132,000      $40,000          8,000              $ 4,781
Vice President                 1993    118,000       47,000             -                13,656
                               1992    113,000       50,000         14,000               13,647

Ellen S. Nelson                1994   $110,000      $33,000         12,000              $ 2,596
Vice President                 1993     76,923       20,000         10,000                   50

__________________________


(1) Although the Company's 1985 Restricted Stock Plan permits the award of restricted stock, no awards were granted or outstanding under that plan during 1992, 1993 or 1994.

(2)	Represents Company contributions under the Company's 401(k) Plan and premiums paid by the Company for excess group life insurance in 1992, 1993 and 1994 and Company contributions to the Company's Defined Contribution Plan in 1992 and 1993. In February 1994, the Board of Directors resolved that, beginning in 1994, the Company would discontinue all contributions to the Company's Defined Contribution Plan; accordingly "All Other Compensation" amounts were lower in 1994 than in either 1993 or 1992. See "Retirement Program.



                     OPTION GRANTS IN LAST FISCAL YEAR


		The following table provides information concerning the Grant of Stock
Options (also reported in the Summary Compensation Table) under the
Company's 1981 Stock Option Plan during the fiscal year ended December 31,
1994, to the Named Executive Officers.

                    NUMBER OF     PERCENTAGE OF                         POTENTIAL REALIZABLE VALUE AT
                   SECURITIES     TOTAL OPTIONS                          ASSUMED ANNUAL RATES OF
                   UNDERLYING       GRANTED TO     EXERCISE               STOCK PRICE APPRECIATION FOR
                    OPTIONS        EMPLOYEES IN     PRICE     EXPIRATION        OPTION TERM (3)
      NAME        GRANTED(1)(2)    FISCAL 1994  (per share)      DATE     5%($)         10%($)


Robert E. Anastasi    8,000          11%         $7.69     02/09/2004    $39,000.00    $98,000.00

Gerald J. Fortier     8,000          11%          7.69     02/09/2004     39,000.00     98,000.00

Ellen S. Nelson      12,000          16%          7.69     02/09/2004	    58,000.00    147,000.00

____________________________


(1)	Options and per share prices have been restated to reflect a two-for-
one stock split in the form of a 100% stock dividend effective November
1, 1994.

(2)	These options are exercisable in four equal annual cumulative installments beginning on the date of grant, which was February 10, 1994. The option exercise price is the fair market value on the date of grant, which was the mean between the high and low prices of the Common Stock as quoted on the NASDAQ National Market on the date of grant.

(3)	The 5% and 10% rates used are mandated by the Securities and Exchange
Commission. The actual value, if any, that an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the values calculated by using these assumed appreciation rates.


                 STOCK EXERCISES AND FISCAL YEAR-END VALUES

	     The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and the value of unexercised options held as of the end of the last fiscal year, December 31, 1994.



                                             Number of Securities
                                            Underlying Unexercised       Value of Unexercised
                   Shares                      Options Held At          In-the-Money Options At
                 Acquired on     Value      December 31, 1994(1)         December 31, 1994(3)
Name             Exercise(1)   Realized(2) Exercisable  Unexercisable    Exercisable  Unexercisable


Robert J. Lepofsky 40,000      $177,500     100,000     360,000(4)       $1,193,700   $4,995,000
Gerald J. Fortier  17,000        58,500      21,000       6,000             258,117       98,886
Robert E. Anastasi 30,000       203,375      12,500       9,500             130,021       94,867
Ellen S. Nelson         -             -       8,000      14,000             87,892       145,252

_______________________

(1)	Options and per share prices have been restated to reflect a two-for-
one stock split in the form of a 100% stock dividend effective November
1, 1994.

(2)	"Value Realized" represents the difference between the exercise price and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.

(3)	Based on the mean between the high and low prices for the Common Stock of the Company as quoted by the NASDAQ National Market on December 30, 1994 ($17.25).

(4)	Performance-related stock option.  See "Compensation Committee Report"
and "Employment Agreement." Based on 1994 performance, options for the purchase of 40,000 shares became exercisable on March 1, 1995. In addition, based on cumulative performance for the five (5) year period ending December 31, 1994, 120,000 also became exercisable on March 1,
1995. On that date, the difference between the exercise price and the market price with respect to the total of 160,000 shares, was $2,180,000.


                          RETIREMENT PROGRAM


	Pension Plan. Contributions to the Company's Pension Plan, which is a defined benefit plan, are not included in the Summary Compensation Table because such contributions are made on an actuarial basis and cannot be separately calculated. Because this Plan is overfunded, a contribution was not required and not made in 1994. Employees who are at least 21 years of age with one year of service are eligible for this Plan. The following table sets forth estimated annual benefits, on a straight-life annuity basis, to persons in specified compensation and years-of-service categories, as if they had retired at age 65 at December 31, 1994:



    AVERAGE QUALIFIED
   ANNUAL COMPENSATION                ESTIMATED ANNUAL PENSION
    ON WHICH RETIREMENT          BASED ON YEARS OF SERVICE INDICATED
    BENEFITS ARE BASED   10 YEARS    20 YEARS        30 YEARS       40 YEARS

          $50,000        $8,041      $16,083         $22,603        $27,603
          100,000        17,541       35,083          48,853         58,853
          150,000        27,041       54,083          75,103         90,103


	Compensation covered by the Plan includes salary and commissions but excludes bonuses or incentive awards, if any. Benefits under the Plan as set forth above are determined on a straight-life annuity basis based upon years of participation completed after December 31, 1978, and highest consecutive 60-month average compensation during the last 120 months of employment and are integrated with Social Security benefits.
As of December 31, 1994, Messrs. Lepofsky, Fortier and Anastasi each had accrued 16 years of benefit service under the Plan and Ms. Nelson had accrued one and one-half years of such service.

	DEFINED CONTRIBUTION PLAN. On February 10, 1994, the Board of Directors decided, beginning in 1994, to discontinue future contributions to the Company's Defined Contribution Plan. Because the primary purpose of the Plan is to fund retirement benefits under the Pension Plan, this discontinuation of contributions to the Defined Contribution Plan will have little effect on the benefits available to employees who retire from the Company. In addition, all employees with an account balance in the Defined Contribution Plan were vested as of January 1, 1994, regardless of years of service. The Company now funds the Pension Plan directly and not by way of the Defined Contribution Plan.

	SUPPLEMENTAL KEY EXECUTIVE RETIREMENT PLAN. In 1992 the Company adopted a Supplemental Key Executive Retirement Plan which is designed to supplement benefits paid to participants under Company-funded tax-qualified retirement plans which benefits are otherwise limited with respect to highly paid employees by the Internal Revenue Code. In general, the plan provides that participants with 25 or more years of service will receive a supplemental annual pension from the Company equal to 50 percent of the greater of such participant's (i) average compensation (as described under "Pension Plan" above) or (ii) actual compensation during the 12 months prior to retirement, less all Company-funded retirement benefits. Benefits under the plan are reduced for participants with less than 25 years of service. In 1994, the Board of Directors included several key executives in this plan and the Company recorded additional retirement costs of $119,000 in connection with the plan.


              COMPENSATION COMMITTEE REPORT

	The Human Resources and Compensation Committee of the Board of Directors (the "Committee") is composed of three independent, disinterested Directors who are not employees of the Company.
The Committee regularly reviews and approves generally all compensation and fringe benefit programs of the Company and also reviews and determines the actual compensation of the Named Executive Officers, as well as all stock option grants and restricted stock awards to all employees. All compensation actions taken by the Committee are reported to and approved by the full Board of Directors, excluding employee Directors. The Committee also reviews and makes recommendations to the Board on policies and programs for the development of management personnel and management structure and organization. The Committee reviews and administers the Company's 1981 Stock Option Plan and the Company's 1985 Restricted Stock Plan. The Committee regularly reviews Executive Compensation Reports prepared by independent organizations in order to evaluate the appropriateness of its Executive Compensation Program.

	The Committee uses its base salary and performance-based bonus program for the Named Executive Officers to enhance short-term profitability and stockholder value and uses stock options and restricted stock awards to enhance long-term growth in profitability, return on equity and stockholder value. In order to meet these objectives, the Committee first sets base salaries for the Named Executive Officers based on a review of base salaries among competitive peer groups and then sets target bonus awards comprising about 15 to 35 percent of total target compensation depending upon the position being reviewed. The
Committee reviews the Company's annual performance plan and the individual goals and objectives of each Named Executive Officer for the ensuing fiscal year and sets incentive target bonus awards which are directly linked to the short-term financial performance of the Company as a whole and to the specific annual goals and objectives of each Named Executive Officer. In
February of each year, the Committee meets to review the performance of the Company and the performance of the Chief
Executive Officer and each Named Executive Officer in relation to the Company's performance plan for the fiscal year then ended and in relation to the goals set for the Chief Executive Officer and each Named Executive Officer and awards bonuses accordingly. The
Committee then sets base salaries and target bonus awards for the next fiscal year. The Committee has discretion to reward extraordinary accomplishments with special bonuses. In this process the Committee first meets with the Chief Executive Officer to review the performance of the Company and the performance of each Named Executive Officer and then meets in an executive session to review the performance of all the Named Executive Officers, including the Chief Executive Officer.

	In addition to salaries and incentive bonuses, the Committee also grants stock options to Named Executive Officers and other key employees of the Company in order to focus the efforts of these employees on the long-term enhancement of profitability and stockholder value. In 1989 the Committee granted a performance-related stock option for the purchase of 400,000 shares of Common Stock to the Chief Executive Officer which becomes exercisable ratably over 10 years, but only to the extent that the Company's earnings and return on equity increase over certain base levels. This option was granted under the Company's 1981 Employee Stock Option Plan.

	The Committee believes that the foregoing combination of base salaries, incentive bonuses, stock options and performance-related stock options have helped develop a Senior Management Group dedicated to achieving significant improvement in both the short-term and long-term financial performance of the Company.

	The foregoing report has been furnished by the three members of the Human Resources and Compensation Committee - Dr. Marvin G.
Schorr (Chairman), Dr. Wickham Skinner and Dr. Mark S. Wrighton.

            STOCKHOLDER RETURN PERFORMANCE PRESENTATION

	Set forth below is a line graph comparing the change in the cumulative total stockholder return of the Company's Common
Stock against the change in the cumulative total return of the S&P High Technology Composite Index and the NASDAQ Composite
Index for the period of five fiscal years ending December 31, 1994.



YEAR-END       HELIX         S&P HIGH TECH           NASDAQ


1989           $100.00       $100.00                 $100.00
1990             61.61        102.00                   85.00
1991            171.96        116.00                  136.00
1992            151.08        121.00                  159.00
1993            260.08        149.00                  181.00
1994            697.32        174.00                  177.00


Assumes the value of the investment in Helix Technology Corporation and each index was $100.00 on December 31, 1989, and that all dividends were reinvested.

                    DIRECTORS' COMPENSATION

	A Director who is also a full-time employee of the Company receives no additional compensation for services as a Director.
During 1994, each non-employee Director received an annual retainer fee of $21,000 ($22,000 for Committee Chairmen) payable in four equal quarterly installments. This Directors' compensation policy has been in effect for one year.

	In addition, the Company has a stock option plan (the "1992 Directors' Stock Option Plan") covering its non-employee
Directors. Under the terms of the 1992 Plan, each non-employee Director, when first elected a Director at an Annual Meeting of Stockholders, receives an option to acquire 10,000 shares of Common Stock of the Company at a purchase price equal to fair market value on that date. Options are exercisable beginning at the date of grant in cumulative installments of 2,000 shares each, the remaining installments becoming exercisable upon each further re-election as a Director of the Company.

                   EMPLOYMENT AGREEMENT

	In December of 1989, the Company entered into an employment agreement with Mr. Lepofsky, which runs through December 31, 1999, at a minimum annual salary which is currently at $300,000. The agreement provides for annual incentive awards in amounts to be determined by the Human Resources and Compensation Committee and salary continuation for the shorter of two years or the entire length of the agreement in the event (i) Mr. Lepofsky terminates his agreement following a change of control of the Company not approved by the Board of Directors and a change in a majority of the Directors, or (ii) Mr. Lepofsky's employment is terminated involuntarily and not for cause; except that the two-year limit shall not apply in either event if the Company has achieved certain specified performance goals or Mr. Lepofsky has ceased (prior to termination) to have general charge and supervision of the Company. (See "Severance and Change of Control Arrangements" below.) The minimum annual salary may be increased from time to time at the discretion of the Human Resources and Compensation Committee. The agreement contains non-competition covenants in favor of the Company. The agreement also contains a non-qualified performance stock option granting to Mr. Lepofsky the right to purchase up to 400,000 shares of Common Stock of the Company at an option price of $3.375 per share. This option was granted under the Company's 1981 Employee Stock Option Plan. The option becomes exercisable in ten annual installments of up to 40,000 shares each, beginning on March 1, 1991, and ending on March 1, 2000, to the extent that the Company meets certain targets for return on equity and percentage increase in earnings per share over certain base levels for the prior year, or for an average of up to the prior three years, or for the first five years, or for the entire 10-year period, of the agreement. Based on 1993 performance, options for the purchase of 40,000 shares became exercisable on March 1, 1994. Based on 1994 performance, options for the purchase of 40,000 shares became exercisable on March 1, 1995. In addition, based on cumulative performance for the five-year period ending
December 31, 1994, 120,000 shares also became exercisable on March 1, 1995.

         SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

	The Company's employment agreement with Mr. Lepofsky provides for certain benefits in the event of involuntary termination of his employment not for cause or in the event he terminates his employment following a change of control of the Company that is not approved by the Company's Board of Directors, and a change in a majority of the Directors. Under Mr. Lepofsky's employment agreement, in the event of his involuntary termination not for cause, or in the event of his voluntary termination following both a change of control of the Company not approved by the Board of Directors, and a change in a majority of the Directors, Mr. Lepofsky would be entitled to receive base salary continuance through December 31, 1999, or for two years, whichever period is shorter, except that the two-year limitation shall not apply in the event the Company has achieved certain specified performance targets for return on investment and percentage increase in earnings per share, or in the event that Mr. Lepofsky has ceased (prior to termination) to have general charge and supervision of the Company. In the event of a change of control of the Company not approved by the Board of Directors, followed by a change in a majority of the Directors on the Board, Mr. Lepofsky would have the right to terminate his agreement and a percentage of all remaining installments of his 400,000 share stock option would become exercisable equal to the percentage of installments that had previously become exercisable. In the event of the involuntary termination of Mr. Lepofsky's employment not for cause, a percentage of up to three remaining 40,000 share installments of his 400,000 share stock option would become exercisable, equal to the percentage of installments that had previously become exercisable.

	Any compensation payable to Mr. Lepofsky contingent on a change of control which qualifies as a parachute payment under
Section 280G of the Internal Revenue Code, as amended, shall be limited to the maximum amount that may be paid to him without any part of all of such compensation being deemed an excess parachute payment under that Section. Based on his current base salary and his agreement, Mr. Lepofsky could receive a maximum (as described above) of $1,035,733 under this severance arrangement.

                        PROPOSALS 2 AND 3

                    AMENDMENT OF THE COMPANY'S
                  CERTIFICATE OF INCORPORATION TO
                 INCREASE THE NUMBER OF AUTHORIZED
                    SHARES OF COMMON STOCK AND
                         PREFERRED STOCK


	On February 16, 1995, the Company's Board of Directors approved a proposed amendment to the Company's Restated Certificate of Incorporation which would, if approved by the Stockholders, effect an increase in the number of authorized shares of Common Stock from 10,000,000 shares to 30,000,000 shares, and an increase in the number of authorized shares of preferred stock, $1.00 par value per share (the "Preferred Stock") of the Company, from 2,000,000 shares to 5,000,000 shares.

	As of the close of business on March 10, 1995, 9,670,842 shares of Common Stock were issued and outstanding, after giving effect to the two-for-one stock split of the Company's Common Stock in the form of a stock dividend effective on November 1, 1994, and the two-for-one stock split of the Company's Common Stock in the form of a stock dividend effective on October 28, 1993, leaving 329,158 shares of Common Stock authorized but unissued. As of the close of business on March 10, 1995, no shares of Preferred Stock were issued and outstanding, leaving all 2,000,000 currently authorized shares of Preferred Stock available for issue.

	The proposed increase in the authorized Common Stock has been recommended by the Board of Directors to restore the flexibility to issue Common Stock that existed before the stock split and assure that an adequate supply of authorized and unissued shares of Common Stock is available for general corporate needs, such as future stock dividends or stock splits or issuance under the Company's 1981 Stock Option Plan. The proposed increase in the authorized Preferred Stock has been recommended by the Board of Directors to maintain, generally the ratio of available shares of Preferred Stock to available shares of Common Stock and assure that an adequate supply of authorized and unissued shares of Preferred Stock is available for general corporate needs. The availability of additional shares of Common Stock and Preferred Stock for issue, without the delay and expense of obtaining the approval of Stockholders at a special meeting, will afford the Company greater flexibility in taking corporate action.

	The newly authorized Common stock and Preferred Stock, like the currently authorized Common Stock and Preferred Stock, may be used by the Company for any proper corporate purpose. Such purposes might include, without limitation, issuance as part or all of the consideration required to be paid by the Company in the acquisition of other businesses or properties, or issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations. There are no transactions presently under review by the Board of Directors which contemplate the issuance of Common Stock or Preferred Stock by the Company and the Company has no plans to issue any additional shares of Common Stock or Preferred Stock other than shares of Common Stock that previously have been reserved for issuance under the Company's 1981 Stock Option Plan and the Company's 1992 Directors' Stock Option Plan.

	If approved by the Stockholders, the increased number of authorized shares of Common Stock and Preferred Stock will be available for issue from time to time for such purposes and consideration as the Board of Directors may approve and no further vote of the Stockholders of the Company will be required, except as required under the Delaware General Corporation Law or the rules of any national securities exchange or quotation system, such as the NASDAQ National Market, on which the shares of the Company are at the time listed or quoted.

	The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company currently authorized. The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. Holders of Common Stock are not now, and will not be entitled to preemptive rights to purchase any shares of any authorized capital stock of the Company. The additional shares of Preferred Stock for which authorization is sought would be identical to the shares of Preferred Stock of the Company currently authorized. Under Article Fourth of the Restated Certificate of Incorporation, the Board of Directors currently has the authority without the necessity of further action or authorization by the Company's Stockholders, except as provided under the Delaware General Corporation Law or the rules of any national securities exchange or quotation system on which the shares of the Company are at the time listed or quoted, to authorize the issuance of Preferred Stock from time to time in one or more series or classes, and to fix by resolution the designations, relative rights, preferences and limitation of each such series or class. Each series or class of Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank, with respect to dividends, sinking fund provisions and conversion, voting, redemption and liquidation rights, senior to the Common Stock.

	It is not possible to state the precise effects of the authorization of additional shares of Preferred Stock upon the rights of the holders of the Company's Common Stock until the Board of Directors determines the respective preferences, limitations and relative rights of the holders of each class or series of the Preferred Stock. However, such effects might include: (a) reduction of the amount otherwise available for payment of dividends on Common Stock, to the extent dividends are payable on any issued Preferred Stock; (b) restrictions on dividends on the Common Stock; (c) dilution of the voting power of the Common Stock to the extent that the Preferred Stock had voting rights; (d) conversion of the Preferred Stock into Common Stock at such prices as the Board determines, which could include issuance at below the fair market value or original issue price of the Common Stock; and (e) the holders of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to holders of the Preferred Stock.

	Although the Board of Directors would authorize the issuance of additional Preferred Stock and Common Stock based on its judgment as to the best interests of the Company and its Stockholders, the issuance of authorized Preferred Stock or Common Stock could have the effect of diluting the voting power per share and could have the effect of diluting the book value per share of the outstanding Common Stock. In addition, the issuance of additional shares of Preferred Stock and Common Stock could, in certain instances, render more difficult or discourage a merger, tender offer or proxy contest and thus potentially have an "anti-takeover" effect, especially if Preferred Stock or Common Stock were issued in response to a potential takeover. In addition, additional issuances of authorized Preferred Stock and Common Stock can be implemented, and have been implemented by some companies in recent years, with voting or conversion privileges intended to make acquisition of the Company more difficult or more costly. Such an issuance could deter the types of transactions which may be proposed or could discourage or limit the Stockholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the Stockholders, and could enhance the ability of officers and directors to retain their positions.

	If the amendment is authorized, Article Fourth of the Company's Restated Certificate of Incorporation will be amended to read as follows:

FOURTH (a)	The total number of shares of stock
which the Corporation is authorized to issue is 35,000,000, of which 30,000,000 shares shall be common stock, par value of $1 per share ("Common Stock") and 5,000,000 shall be preferred stock, par value $1 per share
("Preferred Stock").

	The affirmative vote of holders of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting is required to approve Proposal 2 and adopt the proposed amendment to the Company's Restated Certificate of Incorporation increasing the authorized Common Stock of the Company. If the amendment is not approved by the Stockholders, the Company's authorized Common Stock will remain at 10,000,000 shares. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE INCREASE IN THE AUTHORIZED COMMON STOCK.

	The affirmative vote of holders of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting is required to approve Proposal 3 and adopt the proposed amendment to the Company's Restated Certificate of Incorporation increasing the authorized Preferred Stock of the Company. If the amendment is not approved by the Stockholders, the Company's authorized Preferred Stock will remain at 2,000,000 shares. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE INCREASE IN THE AUTHORIZED PREFERRED STOCK.

         STOCKHOLDINGS OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

	The following tabulation shows as of March 10, 1995, (i) any person (including any partnership, syndicate, or other group) known to management to be the beneficial owner of more than 5 percent of any class of the Company's voting securities, and (ii) the total number of shares of the Company's voting securities beneficially owned by each Named Executive Officer and by all Directors and Executive Officers as a group.


                                          				Amount and
			             Name and Address	              Nature of
Title of		        or Title	                   Beneficial 	 Percent of
 Class   		  of Beneficial Owner	             Ownership 	    Class

Common		     Memorial Drive Trust	            2,440,400 (1)	  25.23%
             125 CambridgePark Drive
			          Cambridge, MA  02140

Common		     Dimensional Fund	                  483,200 (1)	   5.00%
			          Advisors, Inc.
			          1299 Ocean Avenue
		          	Suite 650
			          Santa Monica, CA 90401

Common		     Robert J. Lepofsky	                368,800 (2)    3.71%
			          President &
			          Chief Executive Officer

Common		     Gerald J. Fortier	                  55,000 (2)	     **
          			Vice President

Common		     Robert E. Anastasi	                 32,000 (2)	     **
			          Vice President

Common		     Ellen S. Nelson	                    13,500 (2)	     **
			          Vice President

Common		     All Directors and Executive	       648,760 (2)	   6.49%
			          Officers as a group (10)

____________________________
**  Less than 1 percent of shares outstanding.

(1)	Management has been advised that the beneficial owners have sole investment and voting power with respect to the shares listed.

(2)	Beneficial ownership also includes shares that each named individual and the Directors and Executive Officers as a group have the right to acquire within 60 days from March 10, 1995, through the exercise of options. The amounts listed include shares under such options as follows: Mr. Lepofsky 260,000; Mr. Fortier 23,000; Mr. Anastasi 18,000;
Ms. Nelson 13,500; and all Directors and Executive Officers as a group
340,500.

              COMPLIANCE WITH SECTION 16(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

	Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers, and persons who own more than 10 percent of Common Stock of the Company, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, Directors and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

	To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the two fiscal years ended December 31, 1994, all Section 16(a) filing requirements applicable to its Officers, Directors and greater than 10 percent beneficial owners were complied with.

                          ANNUAL REPORT

	The Company's Annual Report to Stockholders for the year ended December 31, 1994, includes financial statements and a report and opinion of Coopers & Lybrand, L.L.P. who has audited the accounts of the Company for each year since 1967. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the meeting to make a statement, if he so desires, and to respond to appropriate questions.


                         OTHER MATTERS

	Management does not know of any matters to be presented to the meeting other than as described above. If any other matters properly come before the meeting, it is intended that the holders of the Proxies will vote the Proxies upon those matters in accordance with their best judgment.


                      STOCKHOLDER PROPOSALS

	Any stockholder proposal intended to be presented by a stockholder at the 1996 Annual Meeting of Stockholders must be received by the Company no later than November 20, 1995.

                    EXPENSES OF SOLICITATION

	The cost of preparing, assembling, and mailing Proxy mate-rials will be borne by the Company. In addition to solicitation by use of the mails, the Company may request brokers and banks to forward copies of Proxy materials to persons for whom they hold Common Stock and to obtain authority for the execution and delivery of Proxies. Several officers and employees of the Company may request the return of the Proxies by telephone, facsimile and personal interview.




                                Beverly L. Armell
		 					                        Secretary


March 20, 1995